Exhibit 99.1

United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(3,146,581)
Unrealized Gain (Loss) on Market Value of Futures	1,732,790
Interest Income	25,027
Total Income (Loss)	$(1,388,764)

Expenses
K-1 Tax Expense	$27,363
Audit Fees	8,740
Investment Advisory Fee	7,829
Brokerage Commissions	729
NYMEX License Fee	409
Non-interested Directors' Fees and Expenses	204
Total Expenses	45,274
K-1 Tax Expense Waiver	(25,575)
Audit Fees Waiver	(7,846)
Net Expenses	$11,853
Net Gain (Loss)	$(1,400,617)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/08	$16,633,367
Net Gain (Loss)	(1,400,617)

Net Asset Value End of Period	$15,232,750
Net Asset Value Per Unit (300,000 Units)	$50.78

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502